UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2013 (September 17, 2013)

HARTE-HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas  78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On September 18, 2013, Harte-Hanks, Inc., a Delaware corporation (the “Company”), together with its wholly owned subsidiaries Harte-Hanks Shoppers, Inc., a California corporation (“HH Shoppers”), and Southern Comprint Co., a California corporation (“Comprint”, and together with HH Shoppers, the “Sellers”), on the one hand, and  Pennysaver USA Publishing, LLC, a Delaware limited liability company, Pennysaver USA Printing, LLC, a Delaware limited liability company, and Orbiter Properties, LLC, a Delaware limited liability company (collectively, the “Purchasers”), and OpenGate Capital Management, LLC, a Delaware limited liability company (“OpenGate”), on the other hand, entered into an Asset Purchase Agreement (the “Agreement”) pursuant to which the Company and Sellers have agreed to sell to the Purchasers substantially all of the assets of the Company’s Shoppers division (the “Assets”).  The Purchasers are affiliates of OpenGate.

Pursuant to the Agreement, in consideration for the sale of the Assets, the Purchasers will pay the Company $22.5 million in cash and assume certain liabilities associated with the Shoppers division.

The transactions contemplated by the Agreement are subject to customary closing conditions, including, (1) the absence of any statute, rule or regulation enacted or promulgated by any governmental entity that prohibits the consummation of the closing, (2) the absence of any suit, action or other proceeding pending by any governmental entity that seeks to restrain or prohibit, or any order in effect and issued by any governmental entity that restrains or prohibits, the consummation of the transactions contemplated by the Agreement, and (3) the receipt of certain third-party consents.  Each party’s obligation to consummate the transactions contemplated by the Agreement is also subject to (x) the accuracy of the other party’s representations and warranties contained in the Agreement and (y) the other party’s performance and compliance with its obligations and covenants required by the Agreement.

The Agreement also includes certain termination provisions in favor of both the Company, on the one hand, and the Purchasers, on the other hand.  A termination of the Agreement under certain specified conditions will entitle the Company to receive from the Purchasers a reverse termination fee equal to $1.5 million.  Such termination conditions include termination (1) by the Company, following a material breach by the Purchasers that causes certain of the closing conditions not to be satisfied, (2) by the Company, following a failure by the Purchasers to consummate the transactions contemplated by the Agreement within 30 days (or the Termination Date (as defined below), if earlier) of the date the conditions to the Purchasers’ obligation to close the transactions contemplated by the Agreement have been and continue to be satisfied or waived (other than those conditions, which by their terms, are not capable of being satisfied until the closing), or (3) by the Company or the Purchasers, if the closing has not occurred on or before December 17, 2013 (the “Termination Date”) and all of the conditions to the obligation of the Purchasers to close the transactions contemplated by the Agreement have been satisfied or waived (other than those conditions, which by their terms, are not capable of being satisfied until the closing).  Each of the Company and the Purchasers also has the right to terminate the Agreement if the closing has not occurred on or before the Termination Date.  Pursuant to the Agreement, OpenGate has agreed to guarantee the payment by the Purchasers of any termination fee owed by the Purchasers.

The Purchasers have obtained debt financing commitments related to the transactions contemplated by the Agreement.  The obligations of the Purchasers pursuant to the Agreement are not conditioned on receipt of this financing; however, the Buyer is not required to consummate the Transaction until a date that is no more than 15 business days following the satisfaction or waiver of the conditions contained in the Agreement.  OpenGate has agreed to use its reasonable best efforts to cause the Purchasers to have sufficient funds to consummate the transactions contemplated by the Agreement.

Both the Company and the Purchasers have agreed to indemnify the other party for losses arising from certain breaches of the Agreement and for certain other liabilities, subject to certain limitations.  In connection with the Agreement, affiliates of the Company and the Purchasers also will enter into certain additional ancillary agreements, including a transition services agreement.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants set forth in the Agreement have been made only for the purposes of the Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Agreement and information regarding the subject matter thereof may change after the date of the Agreement. Accordingly, the Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business as of the date of the Agreement or as of any other date.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with approving the Agreement referenced in Item 1.01 above, on September 17, 2013 the Company’s Board of Directors approved the following payments, each contingent upon the closing of the transactions contemplated by the Agreement, to Michael P. Paulsin (the Company’s Senior Vice President and President, Shoppers):  (1) a one-time cash bonus of $435,000; and (2) a cash payment equal to the in-the-money value of all of Mr. Paulsin’s outstanding stock option and restricted stock awards under the Company’s 2005 Omnibus Incentive Plan based on the market closing price of the Company’s common stock on the day prior to the closing under the Agreement.

Item 8.01.       Other Events.

On September 19, 2013, the Company issued a press release regarding the sale of Shoppers division.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

2.1

Asset Purchase Agreement, dated September 18, 2013, by and among Harte-Hanks Shoppers, Inc., Southern Comprint Co. and Harte-Hanks, Inc., on the one hand, and Pennysaver USA Publishing, LLC, Pennysaver USA Printing, LLC, Orbiter Properties, LLC and OpenGate Capital Management, LLC, on the other hand

99.1	September 19, 2013 Press Release of Harte-Hanks, Inc., announcing the sale of its Shoppers division

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTE-HANKS, INC.

Dated: September 19, 2013

By:	/s/ Robert L. R. Munden
	Name:	Robert L. R. Munden
	Title:	Senior Vice President,
General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

2.1

Asset Purchase Agreement, dated September 18, 2013, by and among Harte-Hanks Shoppers, Inc., Southern Comprint Co. and Harte-Hanks, Inc., on the one hand, and Pennysaver USA Publishing, LLC, Pennysaver USA Printing, LLC, Orbiter Properties, LLC and OpenGate Capital Management, LLC, on the other hand

99.1	September 19, 2013 Press Release of Harte-Hanks, Inc., announcing the sale of its Shoppers division